REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

Shareholders and Board of Trustees
The Arbitrage Fund
New York, New York


In planning and performing our audits of the
financial statements of The Arbitrage Fund for the
year ended May 31, 2006, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered its internal
control over financial reporting, including control
activities for safeguarding securities, as a basis
for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Funds internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A
companys internal control over financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles.   Such
internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or
operation of a control does not allow management or
employees, in the normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis.   A significant
deficiency is a control deficiency, or combination
of control deficiencies, that adversely affects the
companys ability to initiate, authorize, record,
process or report financial data reliably in
accordance with generally accepted accounting
principles such that there is more than a remote
likelihood that a misstatement of the companys
annual or interim financial statements that is more
than inconsequential will not be prevented or
detected.   A material weakness is a significant
deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Shareholders and Board of Trustees
The Arbitrage Fund
Page two
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of May 31, 2006.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of The Arbitrage Fund and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT,
WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 10, 2006